                                                                     EXHIBIT 2.2

                                    ADDENDUM
                                       TO
                            REORGANIZATION AGREEMENT

         1. In the event of any conflict between the provisions of this Addendum and the provisions of the Reorganization Agreement among Harmony Trading Corp., Nuvo Way Inc., Group Intercapital Inc., Heather Baker and the shareholders of Nuvo Way Inc., as executed on March 27, 2002, the provisions of this Addendum shall control. Otherwise, the provisions of the Reorganization Agreement shall remain in full force and effect.

         2. Section 2.9(c) of the Reorganization Agreement is amended to read as follows:

                  "(c) Acquiror's board of directors currently consists of Henry Yersh and Denis St. Hilaire. Immediately following the filing of Acquiror's Annual Report on Form 10-KSB for the year ended December 31, 2001 with the SEC, James Klein and Heather Baker, the designees of the Shareholders, shall be appointed to and added to the board of directors of Acquiror. At the same time, Acquiror's current officers shall resign and be replaced by Heather Baker who will serve as president and chief executive officer and by James Klein who will serve as treasurer, secretary and chief financial officer. Following the Closing, GIC and the Shareholders agree to use their best efforts to mutually locate and designate a fifth director, for appointment to Acquiror's board of directors. Acquiror agrees to appoint such designee to its board as promptly as practicable upon receiving notice of such designation. The parties acknowledge and agree that no assurance can be given that the Shareholders and GIC will successfully find a mutually acceptable director.

         Subsequent to the Closing, GIC and the Shareholders, in their capacity as shareholders of Acquiror, hereby agree to vote their voting shares of Acquiror, with respect to all votes taken by Acquiror for the election of directors, so as to maintain a board that consists of an equal member of directors designated by GIC and the Shareholders."

         3. This Addendum may be executed in separate counterparts, each of which shall be deemed to be a fully executed original as to all parties that have executed any one or more of those counterparts. The execution of this Addendum and the transmission thereof by facsimile shall be binding on the party signing and transmitting same by facsimile fully and to the same extent as if a counterpart of this Addendum bearing such party's original signature had been delivered.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of April 3, 2002.

Harmony Trading Corp.                                                   3073815 Canada Inc.

By: /s/ Hershey J. Yersh                                                By: /s/ Heather Baker
    -------------------------------------                                   -------------------------------------
      Name:     Hershey J. Yersh                                              Name: Heather Baker
      Title:    President                                                     Title:   President

Nuvo Way, Inc.                                                          3949559 Canada Inc.

By: /s/ Heather Baker                                                   By: /s/ Jonathan Farber
    -----------------------------------                                     -------------------------------------
    Name:     Heather Baker                                                 Name:   Jonathan Farber
    Title:    President                                                     Title:  President

Group Intercapital, Inc.                                                 9103-3019 Quebec Inc.

By: /s/ Claude Gendron                                                   By: /s/ Miriam Farber
    -------------------------------------                                    -------------------------------------
      Name:     Claude Gendron                                              Name:   Miriam Farber
      Title:    President                                                   Title:  President

                /s/ Heather Baker                                            /s/ Ross Harvey
    -------------------------------------                                -----------------------------------------
                     Heather Baker                                           Ross Harvey

                                                                             /s/ Tommy Kane
                                                                         -----------------------------------------
                                                                             Tommy Kane

                                                                             /s/ James Klein
                                                                         -----------------------------------------
                                                                             James Klein

                                                                             /s/ Steven Leroux
                                                                         -----------------------------------------
                                                                             Steven Leroux


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